FY 2003 VARIABLE COMPENSATION PLAN

(SEPTEMBER 1, 2002 - AUGUST 31, 2003)

OBJECTIVE

To pay additional cash compensation based on operational performance within the Marketing (Foods), Inputs (Crop Production/Transportation and Petroleum) and Administrative Groups of Farmland.

This plan includes four exhibits which are part of the plan structure.  Please review them.  They include the following:

Exhibit A                      Financial performance criteria and levels for each group

Exhibit B                      A summary schedule of payout opportunities by
                                    earnings level

Exhibit C                      Additional detail on determination of payout

Exhibit D                      Descriptions and definitions of accounting terms and methodologies relevant to this plan

PLAN STRUCTURE

The plan provides the opportunity for a cash payment following the conclusion of FY 2003 to eligible employees for the attainment of operational performance objectives. The financial measure for each group is identified on Exhibit A.  Pro-rata payments would occur earlier in the event of job elimination resulting from restructuring or cost reduction activities.  Each group must conform to this Plan, unless an exception is made by the President and CEO or his designee.

ELIGIBILITY

The following types of employees are not eligible for payout under this Plan:

          Employees whose terms and conditions of employment are subject to collective bargaining.
          Employees hired after June 1, 2003 (waived if the employee is a former regular full time employee during FY            2003; payout is prorated).
          Regular part time employees with less than 500 hours of service during FY 2003.
          Temporary employees with less than 1000 hours of service during FY 2003.
          Employees terminated for cause prior to 8/31/2003.
          Employees who terminate voluntarily prior to 8/31/2003 (employees who terminate to accept a position with           a member cooperative may be eligible for a prorated payout).
          Employees who are not employed on the date triggering eligibility for a payout (e.g., failing to remain through           the date of an asset sale)
          Employees with Employment Agreements providing for variable, incentive or other compensation outside this           Plan.

Certain classes of employees who terminate prior to 8/31/2003 will receive payout based on their eligible earnings during the year:

Death/Disability

Retirement

Layoff

Leave of Absence

Hired after 9/1/2002 but on or before 6/1/2003

Reduction in Force (as described below under "Impact of Reorganization")

Involuntary separations, other than for reasons included in the list above, which are not for performance or for cause, may result in prorated payout.

Employees who voluntarily terminate prior to 8/31/2003 for the purpose of assuming a position with a system member cooperative may be eligible to receive a payout.  To secure eligibility, the employee must notify Corporate Human Resources, in writing, at the time of separation and ensure that the system member cooperative notifies Farmland's Corporate Human Resources Department, in writing, to verify employment from the point of separation through the conclusion of the plan year.

Employees on formal disciplinary or performance probation are ineligible for that portion of the fiscal year.

DETERMINATION
OF PAYOUT

Payout is determined as a percentage of eligible gross wages or salary paid during the fiscal year, as shown in Exhibits B and C.  Corporate performance measurements are labeled "threshold", "target", and "maximum".  Earnings before interest, tax, depreciation and amortization expenses (EBITDA) is the operational cash flow performance measure for each group (excluding joint venture operations, extraordinary items and unallocated corporate expenses; except that performance criteria for the Corporate Group do include unallocated corporate expenses).

Threshold - The performance level at budgeted EBITDA required for the plan to pay out.

Target  - Identifies performance objectives as an enhancement to the budgeted EBITDA level.

Maximum - A performance level exceeding target..  Opportunity above maximum under the performance enhancement multiplier is described on Exhibit A.

Payout for performance between threshold and target or target and maximum is prorated.

IMPACT OF
REORGANIZATION

In the event of a reduction in force, including those resulting from an asset sale or other major organizational change (including a change of control) during the course of the plan year which results in termination of employment from Farmland, eligible employees shall be entitled to receive a payment the greater of: (1) his/her eligible payout based on a prorated amount to Plan (e.g. if asset sale occurs at 6th month of Plan Year, financial criteria for each level would be calculated at the 6th month goal under the FY 2003 business plan); or (2) an amount calculated at threshold and prorated to the date of the sale.  Payout would be made as soon as possible after separation from employment.

ADJUSTMENTS TO
PERFORMANCE
CRITERIA AND GOALS

In the event of an asset sale or other significant organizational change (including a change of control), Performance Criteria and Goals may be adjusted at the discretion of the President and CEO or his designee.

MODIFICATION
OF THE PLAN

The President and CEO and/or the Board of Directors reserve the right to modify this plan with or without notice, including changing details, temporarily suspending the plan, or terminating the plan altogether prior to the conclusion of the fiscal year.

APPROVED:

                        ________________________________________

                                    Robert B. Terry

                                    President and CEO

EXHIBIT A

FY 2003 PERFORMANCE CRITERIA AND GOALS

FOR CORPORATE GROUP

EBITDA measure for Corporate (Company consolidated EBITDA excluding joint ventures) (full fiscal year):

Threshold                     $66 million

Target                          $97 million

Maximum                     $136 million

Performance Enhancement Multiplier

For EBITDA above the annual maximum, the percentage that EBITDA is greater than maximum will be used as a multiplier.  The multiplier would be applied to the employee maximum opportunity.  For example, if actual performance is 10% greater than the maximum goal, opportunity would be calculated as follows:

For employee at 3/5/8 opportunity level:                        8 X 1.10 = 8.8% opportunity

For employee at 8/18/33 opportunity level:                    33 X 1.10 = 36.3% opportunity

EXHIBIT A

FY 2003 PERFORMANCE CRITERIA AND GOALS

FOR FOODS GROUP

EBITDA measure for Pork Processing and Marketing (including Livestock Production) before allocation of corporate expenses (full fiscal year):

Threshold         $63 million

Target              $76 million

Maximum         $93 million

Performance Enhancement Multiplier

For EBITDA above the annual maximum, the percentage that EBTIDA is greater than maximum will be used as a multiplier.  The multiplier would be applied to the employee maximum opportunity.  For example, if actual performance is 10% greater than the maximum goal, opportunity would be calculated as follows:

For employee at 3/5/8 opportunity level:                        8 X 1.10 = 8.8% opportunity

For employee at 8/18/33 opportunity level:                    33 X 1.10 = 36.3% opportunity

EXHIBIT A

FY 2003 PERFORMANCE CRITERIA AND GOALS

FOR INPUTS GROUP (CROP PRODUCTION, TRANSPORTATION AND PETROLEUM)

EBITDA measure for Inputs Group before allocation of corporate expenses (full fiscal year):

Threshold         $63 million

Target              $81 million

Maximum         $103 million

Performance Enhancement Multiplier

For EBITDA above the annual maximum, the percentage that EBITDA is greater than maximum will be used as a multiplier.  The multiplier would be applied to the employee maximum opportunity.  For example, if actual performance is 10% greater than the maximum goal, opportunity would be calculated as follows:

For employee at 3/5/8 opportunity level:                        8 X 1.10 = 8.8% opportunity

For employee at 8/18/33 opportunity level:                    33 X 1.10 = 36.3% opportunity

EXHIBIT A

FY 2003 PERFORMANCE CRITERIA AND GOALS

FOR SENIOR MANAGEMENT

All members of Senior Management (except President of Crop Production and President of Foods) shall participate as follows:

          40% opportunity based on Farmland's EBITDA (as described above).  The President of Crop Production           and President of Foods shall have their 40% opportunity tied to their Group's Goals and Criteria.

          20% opportunity based on filing a Plan and Disclosure Statement in the Chapter 11 proceeding:

Maximum         - on or before February 1, 2003

Target              - on or before April 1, 2003

Threshold         - on or before June 1, 2003

          40% opportunity based on the value of consideration (in cash, debt and equity) delivered to secured and          unsecured creditors through the Plan of Reorganization.

Maximum         Pay full value to secured and unsecured creditors

Target              $1.0 billion

Threshold         $900 million

Members of Foods Senior Management's (6 employees excluding the President of Foods) Variable Compensation will be tied 100% to Foods' EBITDA and the payout matrix shall be at the 18-40-70% levels for Threshold, Target and Maximum, respectively.

EXHIBIT B

FY 2003 Variable Compensation Program Annual Payout Schedule

Non-Sales Annual

Threshold -- Target - Maximum	Earnings	V Comp Calculation Point
3 - 5 - 8	All Non - Exempt*	Any Earnings
3 - 5 - 8	Below $37,130 Exempt	Actual Earnings
3 - 6 - 10	$37,130 - $40,844	$38,990
4 - 7 - 12	$40,845 - $44,929	$42,890
5 - 8 - 15**	$44,930 - $51,669	$48,300
5 -- 10 - 18	$51,670 - $59,419	$55,545
6 -- 12 - 22	$59,420 - $68,334	$63,880
7 -- 15 - 27	$68,335 - $78,584	$73,460
8 -- 18 - 33	$78,585 - $90,374	$84,480
10 - 22 - 40	$90,375 - $103,929	$97,155
12 - 25 - 46	$103,930 - $119,519	$111,725
12 - 25 - 46	$119,520 - $137,449	$128,485
12 - 25 - 46	$137,450 - $158,064	$147,760
14 - 28 - 52	$158,065 +	Actual Earnings (Non - Executives)
* Includes Truck Drivers
** Production Supervisors identified with a v-comp code of --8 will be calculated at least at the
5-8-15 opportunity, using the calc point that corresponds with their earnings.

EXECUTIVES Annual
Threshold -- Target - Maximum	Earnings	V Comp Calculation Point
18 - 36 - 67	Designated Executives
22 - 45 - 83	Designated Executives
25 -- 50 - 92	President and CEO
	$95,480 - $114,574	$105,030
	$114,575 - $137,489	$126,035
	$137,490 - $164,989	$151,240
	$164,990 - $197,989	$181,490
	$197,990 - $237,589	$217,790
	$237,590 - $285,109	$261,350
	$285,110 - $342,129	$313,620
	$342,130 - $410,554	$376,345
	$410,555 - $492,664	$451,610
	$492,665 - $591,199	$541,935
	$591,200 - $709,439	$650,320
	$709,440 - $851,329	$780,385
	$851,330 +	Actual Earnings

EXHIBIT C

DETAIL ON DETERMINATION OF PAYOUT

Non-Exempt Employees:

Payout is determined as a percentage of eligible gross earnings paid during fiscal year 2003.

Note:    Eligible gross wages may exclude some lump sums.

            Exempt/Management Employees:

                        Payout is determined as a percentage of the Variable Comp Calculation Point                            based on eligible gross wages during fiscal year 2002.  Exhibit B grid lists the                              percentage opportunities assigned to each Variable Comp Calculation Point.

NOTE:            Lump Sum amounts given during the fiscal year will not be

included in Eligible gross wages unless they were given in lieu of merit increase.

Eligible Earnings:

Base earnings, merit increase pay, lump sum in lieu of a merit increase, shift differential, bridge differential, and geographic differential.

Production supervisor flat rate overtime payments.

Non-exempt overtime payments.

Non-eligible Earnings:

The following is list of the most common items not included as earnings:

Vacation balance lump sum payments at termination

Previous FY variable compensation payment

Sales Commission, SPIFF payment, bonus, etc.

Severance pay

Relocation reimbursements

Exceptions to normal eligibility or ineligibility of earnings must be approved in advance by the President and CEO or his designee.

EXHIBIT D

DETERMINATION OF EXTRAORDINARY ITEM

If Farmland achieves its performance goals, but experiences a gain or loss year due to extraordinary items, the President and CEO maintains the discretion to authorize, adjust, or deny payout of any portion of the Variable Compensation Plan.  It is the intent of this Plan to establish criteria and goals that measure company operating performance.

GUIDELINES FOR "EXTRAORDINARY" DESIGNATION

The President and CEO and Chief Financial Officer must approve the classification of any item as "extraordinary."  Transactions deemed as "extraordinary" include:

          The gains or losses associated with asset sales.

          The results of litigation in favor of or against Farmland.

          The gain or loss generated from the impairment of asset value of a major asset, group of assets, or investments.

          Other items as approved.

The President and CEO and Chief Financial Officer will determine how individual extraordinary items shall affect the final determination of variable compensation.